UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PARK CITY GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	37-1454128
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

5282 South Commerce Drive Suite D292 Murray, Utah	84107
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Common Stock, par value $0.01 per share	The New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

Park City Group, Inc. (d/b/a ReposiTrak) (the “Company”) is filing this Registration Statement on Form 8-A in connection with the transfer of the listing of its common stock, par value $0.01 per share (“Common Stock”), from the Nasdaq Capital Market of The Nasdaq Stock Market LLC (“Nasdaq”) to the New York Stock Exchange (the “NYSE”). The Company expects the listing and trading of its Common Stock to commence on the NYSE on November 2, 2023 under the symbol “TRAK.” Trading on the Nasdaq Capital Market is to be ceased concurrently with the NYSE listing.

FORM 8-A

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The information required by this Item 1 is incorporated herein by reference to the information set forth under the caption “Description of Securities” in the prospectus forming a part of the Registrant’s Registration Statement on Form SB-2 (File No. 333-145087), originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 3, 2007, as amended from time to time (the “Registration Statement”). In addition, any description of such securities contained in a form of prospectus relating to the Registration Statement subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PARK CITY GROUP, INC.

Date: October 18, 2023	By:	/s/ John Merrill
	Name:	John Merrill
	Title:	Chief Financial Officer